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                                                                     Exhibit T3F

     Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of December 15, 1993

   Trust Indenture                                               Indenture
     Act Section                                                  Section
---------------------                                          --------------
  ss. 310(a)(1)      ........................................   13
         (a)(2)      ........................................   13
            (b)      ........................................   14, 16
     ss. 311(a)      ........................................   19
            (b)      ........................................   19
     ss. 312(c)      ........................................   34
     ss. 313(a)      ........................................   31
            (b)      ........................................   31
            (c)      ........................................   31
            (d)      ........................................   31
     ss. 314(a)      ........................................   32(i),(ii),(iii)
         (c)(1)      ........................................   3(a)
         (c)(2)      ........................................   3(a)
            (e)      ........................................   3(e)
     ss. 315(a)      ........................................   15(a)(i), (ii)
            (b)      ........................................   11(d)
            (c)      ........................................   15
            (d)      ........................................   15(b), (c)
ss.316(a)(1)(A)      ........................................   27
      (a)(1)(B)      ........................................   28
            (b)      ........................................   29
  ss. 317(a)(1)      ........................................   25
         (a)(2)      ........................................   26
            (b)      ........................................   9(b)
     ss. 318(a)      ........................................   39

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Note:   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.